SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K



                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                               March 26, 1996



                         CONTINENTAL AIRLINES, INC.
           (Exact name of registrant as specified in its charter)



   Delaware                0-09781                 74-2099724
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



2929 Allen Parkway, Suite 2010, Houston, Texas            77019
  (Address of principal executive offices)             (Zip Code)


                               (713) 834-2950
            (Registrant's telephone number, including area code)

Item 5.  Other Events.

On March 26, 1996, Continental Airlines, Inc. issued a press release announcing that it has closed an offering of $230 million of 6 3/4% Convertible Subordinated Notes due April 15, 2006.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is the Company's March 26, 1996 press release.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99.1  Press Release, dated March 26, 1996.


                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTINENTAL AIRLINES, INC.



                                   By /s/ Lawrence W. Kellner
                                      Lawrence W. Kellner
                                      Senior Vice President and
                                        Chief Financial Officer

March 26, 1996


                                EXHIBIT INDEX


          99.1   Press Release, dated March 26, 1996.


              CONTINENTAL COMPLETES CONVERTIBLE NOTES OFFERING


          March 26, 1996 Houston, Texas:  Continental Airlines, Inc. (NYSE:
CAI.B and CAI.A) announced today that it has closed its previously announced offering of $230 million of 6 3/4% Convertible Subordinated Notes due April 15, 2006. The Notes are convertible into Class B common stock of Continental at an initial conversion price of $60.39 per share. The net proceeds of the offering (approximately $222.6 million) will be used by the airline to reduce debt and for general corporate purposes.

          The Notes have been listed on the Luxembourg Stock Exchange. The securities offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.